Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of Alexion Pharmaceuticals, Inc. of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Synageva BioPharma Corp.'s Annual Report on Form 10‑K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 13, 2015